EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Neoleukin Therapeutics, Inc., (Formerly Aquinox Pharmaceuticals, Inc.) of our report dated March 7, 2019, relating to the consolidated financial statements of Aquinox Pharmaceuticals, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Aquinox Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

November 15, 2019